                            EXHIBIT 11 TO FORM 10QSB

                            ESENJAY EXPLORATION, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                Three months ended March 31,
                                                     ----------------------------------------------------
                                                             1999                          1998
                                                     ----------------------        ----------------------
BASIC AND DILUTED EARNINGS PER SHARE
     Weighted average common shares
         Outstanding..............................            15,784,834                  1,655,984
                                                     ----------------------        ----------------------
     Basic and diluted (loss) per share...........   $             (0.26)          $           (.38)
                                                     ----------------------        ----------------------
                                                     ----------------------        ----------------------

EARNINGS FOR BASIC AND DILUTED
COMPUTATION

     Net loss.....................................   $        (4,081,478)          $       (608,588)
     Preferred share dividends....................                   ---                    (25,788)
                                                     ----------------------        ----------------------
     Net loss to common shareholders
     (Basic and diluted loss per share computation)  $        (4,081,478)          $       (634,376)
                                                     ----------------------        ----------------------
                                                     ----------------------        ----------------------










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